Exhibit 10.35

SECOND Amended and restated NOTE
U S $150,000,000	Amended and Restated as of August 21, 2002

FOR VALUE RECEIVED, E-LOAN, INC., a corporation organized and existing under the laws of California (the "Borrower"), hereby promises to pay to the order of GMAC Bank, a federal savings bank (the "Lender"), in lawful money of the United States of America in immediately available funds on the Expiry Date (as defined in the Warehouse Credit Agreement) the principal sum of ONE HUNDRED FIFTY MILLION United States dollars ($150,000,000), or, if less, the aggregate unpaid principal amount of all Advances (as defined in the Warehouse Credit Agreement) made by the Lender to the Borrower pursuant to the Warehouse Credit Agreement.

The Borrower promises also to pay interest on the unpaid principal amount of each Advance from the date such Advance is made until paid in full, at the interest rates, and at the times, as specified in the Warehouse Credit Agreement.

This Second Amended and Restated Note ("Second Amended and Restated Note"), amends, restates and supersedes all prior notes, including that certain Note dated November 1, 2001 in the amount of $25,000,000 ("Original Note"), as amended and restated from time to time. The Original Note as amended and restated from time to time shall collectively be referred to as the "Note". However, the Second Amended and Restated Note shall in no way extinguish the Borrower's unconditional obligation to repay all indebtedness evidenced by the Original Note, as amended from time to time. The Note referred to in the Warehouse Credit Agreement, dated as of November 1, 2001 ("Warehouse Credit Agreement"). This Note is secured by the Warehouse Security Agreement.

This Note is subject to mandatory prepayment as provided in Section 4.02 of the Warehouse Credit Agreement and, in case an Event of Default (as defined in the Warehouse Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Warehouse Credit Agreement.

The Borrower hereby waives diligence, presentment, protest, demand or notice of every kind in connection with this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

E-LOAN, INC.

By: __________________________

Name:

Title: